     As filed with the Securities and Exchange Commission on November , 2000
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               AVI BIOPHARMA, INC.
               (Exact name of registrant as specified in charter)

                  OREGON                            93-0797222
     (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)          Identification Number)

                            ------------------------

                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258
                                 (503) 227-0554
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                               AVI BIOPHARMA, INC.
                            1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            ------------------------

                             DENIS R. BURGER, Ph.D.
                             CHIEF EXECUTIVE OFFICER
                               AVI BIOPHARMA, INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258
                                 (503) 227-0554
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                            ------------------------
                                 with copies to:
                              MICHAEL S. GADD, ESQ.
                                 ATER WYNNE LLP
              222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                 (503) 226-1191

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
 Title of Securities to            Amount to be        Proposed Maximum        Proposed Maximum         Amount of
      be Registered                 Registered     Offering Price per Share  Aggregate Offering Price  Registration
                                                            (1)                       (1)                   Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, .0001 par value    1,866,667 shares           N/A                  $10,325,919.42          $2,726.04
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the aggregate offering price is based on the exercise prices of outstanding options and the average of the high and low per share sales prices reported for the Registrant's Common Stock, as reported on the Nasdaq National Market System on November 13, 2000 for options not yet granted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the AVI BioPharma, Inc. 1992 Stock Incentive Plan, for which a registration statement on Form S-8 (File No. 333-34047) is already effective. Except to the extent that exhibits are filed herewith, the contents of AVI BioPharma, Inc.'s registration statement on Form S-8 (File No. 333-34047) are hereby incorporated by reference.

ITEM 8.   EXHIBITS

      Number                      Description
      ------                      -----------
       5.1    Opinion of Ater Wynne LLP as to the legality of the securities being registered

       23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

       23.2   Consent of Arthur Andersen LLP

       24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

       99.1   AVI BioPharma, Inc. 1992 Stock Incentive Plan, as amended


ITEM 9.   UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 15th day of November, 2000.


                                         AVI BIOPHARMA, INC.



                                         By: /s/ Denis R. Burger, Ph.D.
                                             ------------------------------
                                             Denis R. Burger
                                             Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Denis R. Burger, Ph.D. and Alan P. Timmins, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Witness our hands on the date set forth below.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                        TITLE                           DATE
      ---------                        -----                           ----
/s/ Denis R. Burger, Ph.D.      Chief Executive Officer and           11/15/00
--------------------------      Chairman of the Board
Denis R. Burger, Ph.D.          (Principal Executive Officer)

      SIGNATURE                        TITLE                           DATE
      ---------                        -----                           ----

/s/ Alan P. Timmins             President, Chief Operating Officer    11/15/00
---------------------------     and Director
Alan P. Timmins

/s/ Mark Webber                 Chief Financial Officer (Principal    11/15/00
---------------------------     Financial and Accounting Officer)
Mark Webber

/s/ Dwight D. Weller, Ph.D.     Senior Vice President of Chemistry    11/15/00
---------------------------     and Manufacturing and Development
Dwight D. Weller, Ph.D.         and Director

/s/ Patrick L. Iversen, Ph.D.   Senior Vice President of Research     11/15/00
-----------------------------   and Development and Director
Patrick L. Iversen, Ph.D.

/s/ Bruce L.a. Carter, Ph.D.    Director                              11/15/00
----------------------------
Bruce L.A. Carter, Ph.D.

/s/ Nick Bunick                 Director                              11/15/00
---------------------------
Nick Bunick

/s/ Joseph Rubinfeld, Ph.D.     Director                              11/15/00
---------------------------
Joseph Rubinfeld, Ph.D.

/s/ John Fara, Ph.D.            Director                              11/15/00
---------------------------
John Fara, Ph.D.


                                INDEX TO EXHIBITS

Exhibit                                                                   Page
Number       Exhibit                                                       No.
------       -------                                                       ---

 5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)


23.2   Consent of Arthur Andersen LLP

24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.1   AVI BioPharma, Inc. 1992 Stock Incentive Plan, as amended
